MEMORANDUM OF UNDERSTANDING
                                     between

                     Jitong Network Communication Co., Ltd.
                                       and

                 Chengdu Big Sky Network Technology Service Ltd.
                          for the business cooperation


Jitong and Big Sky had has a series of detail discussion for the business cooperation interested by both parties. After a friendly discussion, both parties reached a common for business both parties willing to cooperated:


1. Jitong and Big Sky will monitor the test processing of SOMA system jointly and application condition worldwide. Both parties will keep the contact to each other for latest development of SOMA system.

2. Bases on the test result and application condition of SOMA system worldwide, both parties will arrange the similar test in China as soon as possible. Both parties will discuss the detail issues regarding to the coming test.

3. Both parties will discuss the possibility of jointly construct SOMA system in China based on the test result.


JITONG NETWORK                                     CHENGDU BIG SKY NETWORK
COMMUNICATION CO., LTD.                            TECHNOLOGY SERVICE LTD.

/s/XIIANFU NING                                    /s/ DAMING YANG
-----------------                                  ---------------
Xiianfu Ning,                                      Daming Yang
Vice President                                     President
October 15, 2001                                   October 15, 2001